UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2009

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

In connection with the offers described below, PPL Energy Supply, LLC (the "Company") has disclosed certain recent developments in its Offer to Purchase (defined below), which is furnished as Exhibit 99.1 to this report.

Section 8 - Other Events

Item 8.01 Other Events

On February 17, 2009, the Company commenced tender offers to purchase for cash up to $250,000,000 aggregate principal amount of its outstanding (i) 6.00% Senior Notes due 2036 (CUSIP No. 69352J AK3), (ii) 6.20% Senior Notes due 2016 (CUSIP No. 69352J AH0) and (iii) 5.40% Senior Notes due 2014 (CUSIP No. 69352J AF4) (together, the “Notes”), on the terms, and subject to the conditions, set forth in the Offer to Purchase dated February 17, 2009 (the “Offer to Purchase”) and the accompanying Letter of Transmittal.

Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as Dealer Managers for the tender offer.

The offers are being made solely by means of the Offer to Purchase and Letter of Transmittal.  Under no circumstances shall this Current Report on Form 8-K constitute an offer to purchase or the solicitation of an offer to sell Notes or any other securities of the Company.

A copy of the Company’s press release announcing the commencement of the offers is attached hereto as Exhibit 99.2 to this report and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	PPL Energy Supply, LLC Offer to Purchase, dated February 17, 2009.
	99.2 -	Press Release of the Company, dated February 17, 2009, announcing the commencement of offers to purchase the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr. Vice President and Controller

Dated:  February 18, 2009